UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2004

Moore Wallace Incorporated

(Exact name of registrant as specified in its charter)

Canada	1-8014	98-0154502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Vipond Drive Mississauga, Ontario, Canada	L5T 2X1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(905) 362-3100

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On February 9, 2004, Moore Wallace Incorporated (the “Company”) reported in a Current Report on Form 8-K that its Chief Financial Officer had been suspended in connection with his creation of a document. On February 12, 2004, the Company received a document subpoena from the United States Attorney’s Office for the District of Connecticut in connection with this matter. The Chief Financial Officer remains suspended from his position with the Company. The Company intends to provide full cooperation to the United States Attorney’s Office.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOORE WALLACE INCORPORATED

Dated: February 13, 2004
	By:	/s/ Mark A. Angelson

Name: Mark A. Angelson
Title: Chief Executive Officer